Exhibit n(i)
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                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                             USAA MUTUAL FUNDS TRUST
                               S&P 500 INDEX FUND

     USAA Mutual Funds Trust ("Trust") hereby adopts this Amended and Restated Multiple Class Plan ("Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), on behalf of its S&P 500 Index Fund, a series of the Trust ("Fund").

A.   GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED

     1. MEMBER SHARES. Member shares of the Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any distribution fee.

     Member shares of the Fund are available to all USAA members and to certain other investors, as described in the Trust's Registration Statement. Member shares are also available by exchange, as described below.

     Member shares require a minimum initial investment of $3,000 ($2,000 for Individual Retirement Accounts).

     2. REWARD SHARES. Reward shares are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any distribution fee.

     Reward shares of the Fund are offered only to investors who meet the eligibility requirements specified below. Reward shares of the Fund also are offered to the USAA Target Retirement Funds. Reward shares are also available by exchange, as described below.

     Except for the USAA Target Retirement Funds, Reward shares require a minimum investment of $100,000 for initial purchases or to be eligible to convert Member shares into Reward shares as provided in Section E.1. below and are not available to:

          (a) SIMPLE IRAs, SEP IRAs, KEOGHs, and custodial accounts established under Section 403(b) of the Internal Revenue Code of 1986, as amended;

          (b) Accounts held by corporations (excluding USAA companies) or in pension plans or profit sharing plans;

          (c) Accounts maintained by financial intermediaries (excluding USAA companies), except in limited circumstances; and

          (d)  Other accounts receiving special services from IMCO.

     A Fund shareholder's account that held Reward shares as of April 30, 2006 and does not satisfy the above criteria may continue to hold such shares and is eligible to purchase additional
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Reward  shares,   provided  that  the  shareholder   continues  to  satisfy  the
eligibility criteria that were previously in effect and on which the purchases of such shares were based.

B.   EXPENSE ALLOCATIONS OF EACH CLASS

     Certain expenses may be attributable to a particular class of shares of the Fund ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a PRO RATA basis by the outstanding shares of that class. For example, each class may pay a different proportion of the following other expenses:

     1.   legal,   printing  and  postage  expenses  related  to  preparing  and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific class;

     2.   Blue Sky fees incurred by a specific class of shares;

     3.   transfer agency expenses relating to a specific class of shares;

     4. expenses of administrative personnel and services required to support the shareholders of a specific class of shares;

     5. litigation expenses or other legal expenses relating to a specific class of shares;

     6. shareholder servicing expenses identified as being attributable to a specific class; and

     7. such other expenses actually incurred in a different amount by a class or related to a class's receipt of services of a different kind or to a different degree than another class.

C.   VOTING RIGHTS

     Each class of shares shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class of shares.

D.   EXCHANGE PRIVILEGES

     Member shares of the Fund may be exchanged for or acquired through an exchange of shares of any other fund in the USAA family of mutual funds.

     Reward shares of the Fund may be exchanged for or acquired through an exchange of shares of any other fund in the USAA family of mutual funds.

     Exchanges of Member shares into Reward shares, and Reward shares into Member shares, is prohibited except as otherwise provided in the Plan.

     These exchange privileges may be modified or terminated by the Fund to the extent permitted by SEC rules or policies, and exchanges may be made only into funds that are legally available for sale in the investor's state of residence.

                                       2
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E.    CONVERSION

     1. VOLUNTARY CONVERSION. A Fund shareholder's account will be converted from Member shares into Reward shares if the shareholder's account balance in the Fund is at least $100,000.

     2. MANDATORY CONVERSION. If a shareholder no longer meets the requirements for Reward shares, the Fund may reclassify the shareholder's Reward shares into Member shares. A decline in a shareholder's account balance due to exchanges or redemptions may result in a mandatory conversion of Reward shares into Member shares. Market movement alone, however, will not result in a conversion. The Fund will notify shareholders before any mandatory conversion into Member shares can occur.

F.   ADDITIONAL INFORMATION

     This Plan is qualified by and subject to the terms of the then current Prospectuses for the applicable classes; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in this Plan. The Prospectuses for the Fund contain additional information about the classes and the Fund's multiple class structure.

G.   AMENDMENTS

     All material amendments to the Plan must be approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust.

H.   DATE OF EFFECTIVENESS

     This Plan, as amended and restated, takes effect February 27, 2008, or such other date designated by Fund management, provided that this Plan shall not become effective with respect to the Fund unless such action has first been approved by the vote of a majority of the Trust's Board of Trustees and by vote of a majority of those trustees who are not interested persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act).

DATED:   May 1, 2006
AMENDED: November 13, 2007 and February 27, 2008

                                  Exhibit n(ii)

                              AMENDED AND RESTATED
                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3
                             USAA MUTUAL FUNDS TRUST

     USAA Mutual Funds Trust ("Trust") hereby adopts this Amended and Restated Multiple Class Plan ("Plan") pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), on behalf of its series identified in Schedule A hereto (each, a "Fund," together, the "Funds").

A.   GENERAL DESCRIPTION OF CLASSES THAT ARE OFFERED

     1. RETAIL SHARES. The retail shares of each Fund will be known by the name of the Fund followed by the word "Shares." For example, the retail shares of the Aggressive Growth Fund will be known as the "Aggressive Growth Fund Shares" or as the "Shares." The Shares of each Fund are offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and are not subject to any distribution fee.

     The Shares of each Fund are available to all USAA members and certain other investors as described in the Trust's Registration Statement. The Shares of each Fund also are available by exchange, as described below.

     The Shares require a minimum initial investment of $3,000 ($250 for Individual Retirement Accounts).

     2. INSTITUTIONAL SHARES. Institutional shares of each Fund will be offered and sold without imposition of an initial sales charge or a contingent deferred sales charge and will not be subject to any distribution fee.

     Institutional shares of each Fund are available for investment only by the USAA Target Retirement Funds. Institutional shares also may be available to other types of investors as described in the Trust's Registration Statement. Institutional shares of each Fund also may be available by exchange, as described below.

B.   EXPENSE ALLOCATIONS OF EACH CLASS

     Certain expenses may be attributable to a particular class of shares of each Fund ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a PRO RATA basis by the outstanding shares of that class. For example, each class may pay a different proportion of the following other expenses:

     1.   legal,   printing  and  postage  expenses  related  to  preparing  and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders of a specific class;

     2.   Blue Sky fees incurred by a specific class of shares;

     3.   transfer agency expenses relating to a specific class of shares;

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     4.   expenses of administrative  personnel and services required to support the shareholders of a specific class of shares;

     5. litigation expenses or other legal expenses relating to a specific class of shares;

     6. shareholder servicing expenses identified as being attributable to a specific class; and

     7. such other expenses actually incurred in a different amount by a class or related to a class's receipt of services of a different kind or to a different degree than another class.

     In addition, each class of a Fund may pay a different advisory fee to the extent that any difference in amount paid is the result of the application of the same performance fee provisions in the advisory contract with respect to the Fund to the different investment performance of each class.

C.   VOTING RIGHTS

     Each class of shares of each Fund shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class of shares of each Fund shall have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

D.   EXCHANGE PRIVILEGES

     The retail shares of each Fund may be exchanged for or acquired through an exchange of retail or similar shares of any other fund in the USAA family of mutual funds.

     Institutional shares of each Fund may be exchanged for or acquired through an exchange of Institutional shares of any other fund in the USAA family of mutual funds.

     These exchange privileges may be modified or terminated by each Fund to the extent permitted by SEC rules or policies, and exchanges may be made only into funds that are legally available for sale in the investor's state of residence.

E.    ADDITIONAL INFORMATION

     This Plan is qualified by and subject to the terms of the then current Prospectuses for the applicable classes of the Funds; provided, however, that none of the terms set forth in any such Prospectuses shall be inconsistent with the terms of the classes contained in this Plan. The Prospectuses for the Funds contain additional information about the classes and the Funds' multiple class structure.

F.   AMENDMENTS

     All material amendments to the Plan must be approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust.

G.   DATE OF EFFECTIVENESS

     This Plan, as amended and restated, takes effect February 27, 2008, or such other date designated by management of the Funds, provided that this Plan shall not become effective with respect to the Funds unless such action has first been approved by the vote of a majority of the Trust's Board of Trustees and by vote of a majority of those trustees who are not interested persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act).

DATED:   November 13, 2007
AMENDED: February 27, 2008

                                       3
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                                   SCHEDULE A

                             Aggressive Growth Fund
                                   Growth Fund
                                Income Stock Fund
                                   Value Fund
                              Small Cap Stock Fund
                               International Fund
                             Emerging Markets Fund
                                   Income Fund
                           Intermediate-Term Bond Fund
                              Short-Term Bond Fund
                          High-Yield Opportunities Fund
                        Precious Metals and Minerals Fund